Fund Accounting And Administration Agreement

Dated: March 11, 2013

This Fund Accounting and Administration Agreement (“Agreement”), is entered into as of the date noted above by and between the Starboard Investment Trust, a Delaware statutory trust (“Trust”), and The Nottingham Company, a North Carolina corporation (“Administrator”).

WHEREAS, the Trust is an open-end management investment company that is registered under the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, the Trust is authorized to create separate series, each with its own separate investment portfolio (each a “Fund” and collectively the “Funds”);

WHEREAS, Administrator is, among other things, in the business of providing fund administration services for the benefit of its customers;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Trust and Administrator agree as follows:

1.
Engagement.  The Trust, being duly authorized, engages Administrator to perform the services described in this Agreement.  Administrator shall perform such services upon the terms and conditions hereinafter set forth.  Any services undertaken by Administrator pursuant to this Agreement, as well as any other activities undertaken by Administrator on behalf of the Trust pursuant hereto, shall at all times be subject to the direction and control of the Board of Trustees of the Trust.

Administrator shall at all times conform to, and shall use reasonable efforts to cause each Fund to conform to: (i) all applicable provisions of the 1940 Act and any rules and regulations adopted thereunder; (ii) the provisions of the Registration Statement of the Trust under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act as amended from time to time; (iii) the provisions of the Declaration of Trust and By-Laws of the Trust; and (iv) any other applicable provisions of state and federal law.

2.
Administration.  Subject to the direction and control of the Trust, Administrator shall serve as administrator of each Fund.  In addition, to the extent not otherwise provided by other parties under agreements with the Trust, Administrator shall supply:  (i) non-investment related statistical and research data; and (ii) executive and administrative services.  Administrator shall prepare or oversee the preparation by the Trust’s service providers, working with other professional firms where appropriate, of (i) filings with the Securities and Exchange Commission, FINRA, state securities commissions and other applicable agencies and authorities, (ii) financial statements and reports to shareholders, (iii) tax returns; (iv) proxy materials and post-effective amendments to the Trust’s registration statement; and (v) necessary materials for meetings of the Trust’s Board of Trustees.  Administrator shall provide personnel to serve as officers of the Trust if so elected by the Board of Trustees.

Executive and administrative services include, but are not limited to:

a)
the negotiation and retention of all third parties, selected by the Board of Trustees of the Trust, to furnish services to the Fund, subject to the input, oversight, and approval of the Board of Trustees;

b)	review of the books and records of the Fund maintained by such third parties;

c)	review and payment of invoices or other requests for payment of Fund expenses;

d)	the services set forth on Schedule A; and

e)	such other action with respect to the Fund as may be necessary in the opinion of Administrator to perform its duties hereunder.

3.
Fund Accounting.  Administrator shall maintain and keep current the general ledger for each Fund, recording all income and expenses, capital share activity and security transactions of the Fund.  Administrator shall calculate the net asset value of each Fund and the per share net asset value of each Fund, in accordance with the Fund’s current prospectus and statement of additional information, once daily as of the time selected by the Trust’s Board of Trustees.  Administrator shall prepare and maintain a daily valuation of all securities and other assets of the Fund in accordance with instructions from a designated officer of the Trust and in the manner set forth in the Fund’s current prospectus and statement of additional information.  In valuing securities of the Trust, Administrator may contract with, and rely upon market quotations provided by, outside services.

Administrator shall also perform for each Fund all such fund accounting services and duties as are customary and necessary in the mutual fund industry for an investment company registered under the 1940 Act that elects to be taxable as a regulated investment company.  Without limiting the preceding sentence, (i) Administrator shall process each request received from the Trust or its authorized agents for payment of the Fund’s expenses, and (ii) upon receipt of written instructions signed by an officer or other authorized agent of the Trust, Administrator shall remit the appropriate amounts which shall be signed by an authorized signatory on behalf of the Trust and mailed to the appropriate party.

4.	Allocation of Charges and Expenses. Except as noted in this section, Administrator shall assume all operating expenses of each Fund not specifically assumed by the Fund, including without limitation:

a)	Compensation and expenses of any employees of the Trust and of any other persons rendering any services to the Fund;

b)	clerical and shareholder service staff salaries;

c)	office space and other office expenses;

d)	fees and expenses incurred by the Fund in connection with membership in investment company organizations;

e)	fees and expenses of counsel to the Trustees who are not interested persons of the Fund and Trust;

f)	fees and expenses of counsel to the Fund and Trust engaged to assist with preparation of Fund and Trust documents and filings and provide other ordinary legal services;

g)	fees and expenses of independent public accountants to each Fund, including fees and expense for tax preparation;

h)	expenses of registering shares under federal and state securities laws;

i)	insurance expenses;

j)	fees and expenses of the custodian; shareholder servicing, dividend disbursing and transfer agent; administrator; distributor; and accounting and pricing services agent(s) of each Fund;

k)	compensation for a chief compliance officer for the Trust;

l)	expenses, including clerical expenses, of issue, sale, redemption, or repurchase of shares of the Fund;

m)	the cost of preparing and distributing reports and notices to shareholders;

n)	the cost of printing or preparing prospectuses and statements of additional information for delivery to the Fund’s current shareholders;

o)	the cost of printing or preparing documents, statements or reports to shareholders; and

p)	and all other operating expenses not specifically assumed by the Fund.

With respect to Sections 4(e), 4(f), 4(g), and 4(j) above, the Administrator shall use reasonable commercial efforts to cause each service provider to execute written agreements waiving its right to bring a collection action against the Trust (including its Trustees, employees, and agents) with respect to its fee and expenses up to the maximum amount that the Administrator is required to pay such service provider.

The Administrator shall prepare periodic reports for the Board of Trustees regarding the operating expenses of each Fund.  The reports shall contain such information and be submitted on such periodic basis as requested by the Board of Trustees.

Administrator shall not be responsible for:

a)	fees and expenses of the investment advisor of each Fund;

b)	marketing, distribution, and servicing expenses related to the sale or promotion of Fund shares;

c)	expenses incurred in connection with the organization and initial registration of shares of a Fund;

d)	expenses incurred in connection with the dissolution and liquidation of a Fund;

e)	expenses related to shareholder meetings and proxy solicitations;

f)	indirect expenses of the Fund, such as expenses incurred by other investment companies in which the Fund invests;

g)	hiring employees and retaining advisers and experts as contemplated by Rule 0-1(a)(7)(vii) of the 1940 Act; and

h)	expenses that the Funds are obligated to pay, as described in the following paragraph.

The Fund shall pay all brokerage fees and commissions, taxes, borrowing costs (such as interest or dividend expenses on securities sold short).  The Fund shall also pay all expenses which it is authorized to pay pursuant to Rule 12b-1 under the 1940 Act.  Administrator may obtain reimbursement from the Fund, at such time or times as Administrator may determine in its sole discretion, for any of the expenses advanced by Administrator that the Fund is obligated to pay, and such reimbursement shall not be considered to be part of Administrator’s compensation pursuant to this Agreement.  The Fund shall also pay for litigation to which the Fund may be a party and indemnification of the Trust’s trustees and officers with respect thereto.

5.
Compensation.  For the performance of Administrator’s obligations under this Agreement, each Fund listed on Schedule B shall pay Administrator a monthly fee as set forth on Schedule B following the end of each month.

6.
Recordkeeping and Other Information.  Administrator shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust.  Where applicable, such records shall be maintained by Administrator for the periods and in the places required by Rule 31a-2 under the 1940 Act.  Administrator acknowledges that such records are the property of the Trust and will be surrendered promptly on request.

Administrator shall make available to the Trust during regular business hours all records and other data created and maintained pursuant to the foregoing provisions of this Agreement for reasonable audit and inspection by the Trust or any regulatory agency having authority over the Trust.

7.
Equipment Failure.  In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, Administrator shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond Administrator’s control.  Administrator shall make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Administrator.  Administrator agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available.  Representatives of the Trust shall be entitled to inspect Administrator’s premises and operating capabilities at any time during regular business hours of Administrator, upon reasonable notice to Administrator.

8.
Limitation of Liability.  Administrator may rely on information reasonably believed by it to be accurate and reliable.  Except as may otherwise be required by the 1940 Act or the rules thereunder, neither Administrator nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof (collectively, the “Administrator Employees”) shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error or judgment, mistake of law, any act or omission in connection with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Administrator under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Administrator under this Agreement.

Further, in no event shall Administrator be liable under any provision of, or in connection with, this agreement (regardless of whether a claim is based on contract, tort, or otherwise) for any damages other than actual and direct damages, and Administrator shall have no liability for any incidental, indirect, consequential, special, or exemplary damages or losses which the Fund may incur or suffer, whether or not the likelihood or possibility of such damages was known to Administrator in advance.

Any person, even though also a director, officer, employee, shareholder or agent of Administrator, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Administrator’s duties hereunder), to be rendering such services to or acting solely for the Trust (other than services or business in connection with Administrator’s duties hereunder) and not as a director, officer, employee, shareholder or agent, or one under the control or direction of Administrator, even though paid by it.

9.
Indemnification.  Subject to and except as otherwise provided in the 1933 Act and the 1940 Act and the interpretations thereof by the Securities and Exchange Commission, the Trust shall indemnify Administrator and each Administrator Employee (hereinafter collectively referred to as a “Covered Person”) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants’ and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while serving as the administrator for a Fund hereunder or as a Administrator Employee, or, thereafter, by reason of being or having been the administrator for the Fund or a Administrator Employee, including but not limited to liabilities arising due to any misrepresentation or misstatement in the Fund’s prospectus or statement of additional information, other regulatory filings, and amendments thereto, or in other documents originating from the Trust.  In no case shall a Covered Person be indemnified against any liability to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties of such Covered Person.

Administrator shall indemnify the Trust, the Trustees, and the officers and employees of the Trust against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountant and counsel fees and disbursements, that the Trust, the Trustees, and the officers and the employees of the Trust may sustain or incur arising out of Administrator’s refusal or failure to pay the operating expenses specified in Section 4 of this agreement, its refusal or failure  to otherwise comply with the terms of this Agreement, or its bad faith, gross negligence, or willful misconduct.

In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification.  The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification.  In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section.  The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

Performance by the Administrator of its obligations under this Agreement does not absolve or release the Trust or the Trust’s investment advisor from their fiduciary responsibilities to the Funds or the Funds’ shareholders.

10.
Services for Others.  Nothing in this Agreement shall prevent Administrator or any affiliated person of Administrator from providing services for any other person, firm, or corporation, including other investment companies; provided, however, that Administrator expressly represents that it will undertake no activities that, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

11.
Compliance with the 1940 Act.  The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Administrator to perform any services for any Fund that could cause Administrator to be deemed an “investment advisor” of the Fund within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the prospectus or statement of additional information of any Fund or any provisions of the 1940 Act and the rules thereunder.

12.
Term of Agreement.  This agreement shall continue in effect until July 31, 2014 and shall thereafter be renewed automatically for successive terms with one-year periods.  The Trust may terminate this agreement (i) at any time by giving not less than sixty days’ prior written notice to the Administrator; or (ii) for cause, in the event of misconduct, negligence, or material breach of this agreement by the Administrator, by giving not less than thirty days’ prior written notice to the Administrator.  The Administrator may terminate this agreement at the conclusion of the then current term by giving not less than sixty days’ prior written notice of non-renewal to the Trust.

13.
Duties in the Event of Termination.  Upon termination of this Agreement, the Administrator and the Trust agree to cooperate in good faith in transferring records and other information in the Administrator’s possession and wrapping up their relationship under this Agreement in a commercially reasonable manner.  The Trust shall pay to the Administrator such compensation as may be due to the Administrator under this Agreement for services performed prior to the date of termination, including any out-of-pocket reimbursements due and payable hereunder.

Upon termination of this Agreement, Administrator shall be paid the termination fee set forth on Schedule B.  The termination fee is not a penalty, but a charge to compensate Administrator for its service in assisting in transferring records and reports and otherwise wrapping up its services under this Agreement.  Notwithstanding the foregoing, Administrator shall not be entitled to the termination fee if Administrator elects to terminate this Agreement or Administrator is terminated due to its willful misconduct, gross negligence, or breach of this Agreement.

14.
The Trust.  The term “Starboard Investment Trust” means and refers to the Trustees from time to time serving under the Trust’s Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto may be, amended.  It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agent, or employees of the Trust personally, but shall bind only the assets or property of the Fund or Funds as to which the obligations relate.  The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets or property of the Fund or Funds or to which the obligations relate.

15.
Governing Law.  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of North Carolina, without regard to the principles of conflict of laws; provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

16.
Consent to Jurisdiction and Venue.  The parties hereto submit to the personal jurisdiction and venue in the Superior Court in Nash County, North Carolina or the United States Court for the Eastern District of North Carolina for any action brought by the parties hereto arising out of a breach or threatened breach of this Agreement.

17.
Confidentiality.  Administrator agrees on behalf of itself and its employees to treat confidential all records and other information relative to the Trust and its prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties under this Agreement, except after prior notification to and approval in writing by the Trust, which approval will not be unreasonably withheld.  Notwithstanding the foregoing, Administrator may divulge such confidential records and information where Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested by duly constituted authorities, when so requested by the Trust’s investment advisor, principal underwriter, custodian, transfer agent, outside legal counsel or independent public accountants, or when so requested by the Trust.  For purposes of this section, the following records and other information shall not be considered confidential: (i) any record or other information which is or becomes publicly available through no fault of Administrator; (ii) any record and other information which is released by the Trust in a public release; (iii) any record or other information which is lawfully obtained from third parties who are not under an obligation to keep such information confidential, and (iv) any record or other information previously known by Administrator.

18.
Independent Contractor.  For purposes stated in this Agreement, Administrator shall be deemed an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act or represent the Trust in any way and will not be deemed an agent of the Trust.

19.
Assignment.  This Agreement shall not be assignable by either party without the written consent of the other party, such consent not to be unreasonably withheld or delayed.  Notwithstanding the foregoing, Administrator may, at its expense unless provided otherwise in the Agreement, subcontract with any entity or person concerning the provision of the services contemplated hereunder.  Administrator shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

20.	Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

21.
Notices.  Any notice required or permitted to be given by either party to the other party shall be in writing and will be deemed sufficient if personally delivered or sent by electronic delivery (followed up by registered or certified mail, postage prepaid) addressed by the party giving notice to the other party at the following addresses (or such other address for a party as shall be specified by like notice):

a.           If to Trust, at:

Starboard Investment Trust
116 South Franklin Street
Post Office Box 69
Rocky Mount, NC  27802-0069
Attn:  Secretary

With a copy to:

Deschutes Portfolio Strategies, Inc.
4949 Meadows Road
Suite 200
Lake Oswego, OR 97035

b.           If to Administrator, at:

The Nottingham Company
116 South Franklin Street
Post Office Box 69
Rocky Mount, NC  27802-0069

Attn:  Legal

22.
Construction.  If any provision of this Agreement, or portion thereof, shall be determined to be void or unenforceable by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, or portion thereof, all of which other provisions and portions thereof shall remain in full force and effect.  If any provision of this Agreement, or portion thereof, is capable of two interpretations, one of which would render the provision, or portion thereof, void and the other which would render the provision, or portion thereof, valid, then the provision, or portion thereof, shall have the meaning that renders it valid.  In addition, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party.

23.
Multiple Originals.  This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute one and the same instrument.

24.
Entire Agreement.  This Agreement, including all exhibits, schedules, and attachments, comprises the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements, understandings, and letters related to this Agreement.  The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly signed as of the day and year first above written.

STARBOARD INVESTMENT TRUST

By:         /s/ James H. Speed, Jr.

Name:   James H. Speed, Jr.

Title:      Independent Trustee and Chairman

THE NOTTINGHAM COMPANY

By:        /s/ Katherine  M. Honey

Name:  Katherine  M. Honey

Title:     Vice President

SCHEDULE A

List of Services

The Administrator shall provide, or cause to be provided by others, the following services:

1.
Accounting and Administrative Services.  The Administrator will provide the Trust with customary administrative services, regulatory reporting, fund accounting, and related portfolio accounting services, adequate office space, equipment, personnel, and facilities (including facilities for regular trustees’ meetings) for handling the affairs of the Fund(s), and such other services as the Trustees may, from time to time, reasonably request, and the Administrator may, from time to time, reasonably determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Trustees, the Administrator will make reports to the Trustees concerning the performance of its obligations hereunder.

Without limiting the generality of the foregoing, the Administrator will:

a)
Calculate contractual Trust expenses and control all disbursements for the Trust, and, as appropriate, compute each Fund’s yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighted maturity;

b)	Assist Trust counsel with the preparation of prospectuses, statements of additional information, and registration statements;

c)
Assist in the preparation of such reports, applications, and documents (including reports regarding the sale and redemption of shares as may be required in order to comply with Federal and/or state securities laws) as may be necessary or desirable to register the Trust’s shares with state securities authorities, assist in monitoring the sale of the Trust’s shares for compliance with state securities laws, and assist in the preparation and filing with the appropriate state securities authorities the registration statements and reports for the Trust and the Trust’s shares with state securities authorities to enable the Trust to make a continuous offering of its shares;

d)
Assist in the development and preparation of communications to shareholders, including the semi-annual and annual reports to shareholders (the “Shareholder Reports”), coordinate mailing prospectuses, notices (including privacy policy notices), proxy statements, proxies, and other reports (including, without limitation, semi-annual and annual reports to shareholders) to Trust shareholders, and supervise and facilitate the solicitations of proxies solicited by the Trust for all shareholder meetings (including, without limitation, the tabulation process for shareholder meetings);

e)
Coordinate with Trust counsel the preparation and negotiation of, and administer contracts on behalf of the Trust with, among others, the Trust’s investment advisor(s), distributor(s), custodian(s), and transfer agent(s);

f)
Maintain the Trust’s general ledger and prepare the financial statements, including expense accruals and payments, determine the net asset value of the Trust’s assets and of the Trust’s shares, and coordinate with the Trust’s transfer agent(s) with respect to payment of dividends and other distributions to shareholders;

g)	Calculate performance data of the Trust and its Fund(s) for dissemination to information services covering the investment company industry;

h)	Assist in the preparation and filing of the Trust’s tax returns;

i)
Assist with the examination and review of the operations and performance of the various organizations providing services to the Trust or any Fund of the Trust, including the Trust’s investment advisor(s), distributor(s), custodian(s), transfer agent(s), outside legal counsel, and independent public accountants, and at the request of the Board of Trustees, report to the Trustees on the performance of such organizations;

j)	Assist with the layout and printing of publicly disseminated prospectuses and assist with and coordinate layout and printing of the Trust’s semi-annual and annual reports to shareholders;

k)
Provide internal legal and administrative services as reasonably requested by the Trust from time to time, including, without limitation, preparation of materials for the quarterly and annual meetings of the Board of Trustees;

l)	Assist with the design, development, and operation of the Trust, including new funds and class investment objectives, policies, and structure;

m)
Assist in identifying individuals acceptable to the Trustees for nomination, appointment, or election as officers of the Trust, who will be responsible for the management of certain of the Trust’s affairs as determined by the Trustees;

n)	Advise the Trust and its Trustees on matters concerning the Trust and its affairs;

o)
Coordinate and assist the Trust in obtaining and keeping in effect a fidelity bond and Trustees and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Trust’s Board of Trustees;

p)	Monitor and advise the Trust and its Fund(s) on its registered investment company status under the Internal Revenue Code of 1986;

q)
Perform other normal and customary administrative services and functions of the Trust and each Fund to the extent administrative services and functions are not provided to the Trust or such Fund pursuant to the Trust’s or such Fund’s investment advisory agreement, distribution agreement, custodian agreement, or transfer agent agreement or similar type of service provider agreement;

r)	Furnish advice and recommendations with respect to other aspects of the business and affairs of the Fund(s) as the Trust and the Administrator shall determine desirable; and

s)
Assist with the preparation of and file with the Securities and Exchange Commission the semi-annual and annual reports for the Trust on Form N-SAR and N-CSR and all required notices pursuant to Rule 24f-2.

2.
Other Services.  The Administrator will perform other services for the Trust as agreed to by the Administrator and the Trust from time to time, including, but not limited to performing internal audit examinations, preparation of materials for special board meetings, assisting Trust counsel in the preparation of proxy materials, and assisting in the development of new Funds or Fund classes.

SCHEDULE B

Covered Funds and Compensation

The following Fund(s) are covered by this agreement:

•	Matisse Discounted Closed-End Fund Strategy

Each Fund shall pay the Administrator a fee at the annual rate of the average daily net assets of each Fund as set forth in the schedule below.  Such fee shall be calculated and accrued daily, and paid to the Administrator monthly.

Average Daily Net Assets	Annual Rate
Less than $90,000,000	0.300%
$90,000,000 but less than $95,000,000	0.291%
$95,000,000 but less than $100,000,000	0.281%
$100,000,000 but less than $105,000,000	0.272%
$105,000,000 but less than $110,000,000	0.264%
$110,000,000 but less than $115,000,000	0.256%
$115,000,000 but less than $120,000,000	0.249%
$120,000,000 but less than $125,000,000	0.242%
$125,000,000 but less than $130,000,000	0.236%
$130,000,000 but less than $135,000,000	0.231%
$135,000,000 but less than $140,000,000	0.226%
$140,000,000 but less than $145,000,000	0.221%
$145,000,000 but less than $150,000,000	0.217%
$150,000,000 but less than $155,000,000	0.212%
$155,000,000 but less than $160,000,000	0.209%
$160,000,000 but less than $165,000,000	0.205%
$165,000,000 but less than $170,000,000	0.201%
$170,000,000 but less than $175,000,000	0.198%
$175,000,000 but less than $180,000,000	0.195%
$180,000,000 but less than $185,000,000	0.192%
$185,000,000 but less than $190,000,000	0.189%
$190,000,000 but less than $195,000,000	0.187%
$195,000,000 but less than $200,000,000	0.184%
$200,000,000 but less than $205,000,000	0.182%
$205,000,000 but less than $210,000,000	0.180%
$210,000,000 but less than $215,000,000	0.178%
$215,000,000 but less than $220,000,000	0.176%
$220,000,000 but less than $225,000,000	0.174%
$225,000,000 but less than $230,000,000	0.172%
$230,000,000 but less than $235,000,000	0.170%
$235,000,000 but less than $240,000,000	0.168%
$240,000,000 but less than $245,000,000	0.167%
$245,000,000 but less than $250,000,000	0.165%
$250,000,000 but less than $255,000,000	0.163%
$255,000,000 but less than $260,000,000	0.162%
$260,000,000 but less than $265,000,000	0.161%
$265,000,000 but less than $270,000,000	0.159%
$270,000,000 but less than $275,000,000	0.158%
$275,000,000 but less than $280,000,000	0.157%
$280,000,000 but less than $285,000,000	0.155%
$285,000,000 but less than $290,000,000	0.154%

Average Daily Net Assets	Annual Rate
$290,000,000 but less than $295,000,000	0.153%
$295,000,000 but less than $300,000,000	0.152%
$300,000,000 but less than $305,000,000	0.151%
$305,000,000 but less than $310,000,000	0.150%
$310,000,000 but less than $315,000,000	0.149%
$315,000,000 but less than $320,000,000	0.148%
$320,000,000 but less than $325,000,000	0.147%
$325,000,000 but less than $330,000,000	0.146%
$330,000,000 but less than $335,000,000	0.145%
$335,000,000 but less than $340,000,000	0.144%
$340,000,000 but less than $345,000,000	0.144%
$345,000,000 but less than $350,000,000	0.143%
$350,000,000 but less than $355,000,000	0.142%
$355,000,000 but less than $360,000,000	0.141%
$360,000,000 but less than $365,000,000	0.141%
$365,000,000 but less than $370,000,000	0.140%
$370,000,000 but less than $375,000,000	0.139%
$375,000,000 but less than $380,000,000	0.138%
$380,000,000 but less than $385,000,000	0.138%
$385,000,000 but less than $390,000,000	0.137%
$390,000,000 but less than $395,000,000	0.137%
$395,000,000 but less than $400,000,000	0.136%
$400,000,000 but less than $405,000,000	0.135%
$405,000,000 but less than $410,000,000	0.135%
$410,000,000 but less than $415,000,000	0.134%
$415,000,000 but less than $420,000,000	0.134%
$420,000,000 but less than $425,000,000	0.133%
$425,000,000 but less than $430,000,000	0.133%
$430,000,000 but less than $435,000,000	0.132%
$435,000,000 but less than $440,000,000	0.132%
$440,000,000 but less than $445,000,000	0.131%
$445,000,000 but less than $450,000,000	0.131%
$450,000,000 but less than $455,000,000	0.130%
$455,000,000 but less than $460,000,000	0.130%
$460,000,000 but less than $465,000,000	0.129%
$465,000,000 but less than $470,000,000	0.129%
$470,000,000 but less than $475,000,000	0.128%
$475,000,000 but less than $480,000,000	0.128%
$480,000,000 but less than $485,000,000	0.127%
$485,000,000 but less than $490,000,000	0.127%
$490,000,000 but less than $495,000,000	0.127%
$495,000,000 but less than $500,000,000	0.126%
$500,000,000 but less than $505,000,000	0.126%
$505,000,000 but less than $510,000,000	0.125%
$510,000,000 but less than $515,000,000	0.125%
$515,000,000 but less than $520,000,000	0.125%
$520,000,000 but less than $525,000,000	0.124%
$525,000,000 but less than $530,000,000	0.124%
$530,000,000 but less than $535,000,000	0.124%
$535,000,000 but less than $540,000,000	0.123%
$540,000,000 but less than $545,000,000	0.123%
$545,000,000 but less than $550,000,000	0.123%

Average Daily Net Assets	Annual Rate
$550,000,000 but less than $555,000,000	0.122%
$555,000,000 but less than $560,000,000	0.122%
$560,000,000 but less than $565,000,000	0.122%
$565,000,000 but less than $570,000,000	0.121%
$570,000,000 but less than $575,000,000	0.121%
$575,000,000 but less than $580,000,000	0.121%
$580,000,000 but less than $585,000,000	0.121%
$585,000,000 but less than $590,000,000	0.120%
$590,000,000 but less than $595,000,000	0.120%
$595,000,000 but less than $600,000,000	0.120%
$600,000,000 but less than $605,000,000	0.120%
$605,000,000 but less than $610,000,000	0.119%
$610,000,000 but less than $615,000,000	0.119%
$615,000,000 but less than $620,000,000	0.119%
$620,000,000 but less than $625,000,000	0.118%
$625,000,000 but less than $630,000,000	0.118%
$630,000,000 but less than $635,000,000	0.118%
$635,000,000 but less than $640,000,000	0.118%
$640,000,000 but less than $645,000,000	0.118%
$645,000,000 but less than $650,000,000	0.117%
$650,000,000 but less than $655,000,000	0.117%
$655,000,000 but less than $660,000,000	0.117%
$660,000,000 but less than $665,000,000	0.117%
$665,000,000 but less than $670,000,000	0.116%
$670,000,000 but less than $675,000,000	0.116%
$675,000,000 but less than $680,000,000	0.116%
$680,000,000 but less than $685,000,000	0.116%
$685,000,000 but less than $690,000,000	0.116%
$690,000,000 but less than $695,000,000	0.115%
$695,000,000 but less than $700,000,000	0.115%
$700,000,000 but less than $705,000,000	0.115%
$705,000,000 but less than $710,000,000	0.115%
$710,000,000 but less than $715,000,000	0.115%
$715,000,000 but less than $720,000,000	0.114%
$720,000,000 but less than $725,000,000	0.114%
$725,000,000 but less than $730,000,000	0.114%
$730,000,000 but less than $735,000,000	0.114%
$735,000,000 but less than $740,000,000	0.114%
$740,000,000 but less than $745,000,000	0.113%
$745,000,000 but less than $750,000,000	0.113%
$750,000,000 but less than $755,000,000	0.113%
$755,000,000 but less than $760,000,000	0.113%
$760,000,000 but less than $765,000,000	0.113%
$765,000,000 but less than $770,000,000	0.113%
$770,000,000 but less than $775,000,000	0.112%
$775,000,000 but less than $780,000,000	0.112%
$780,000,000 but less than $785,000,000	0.112%
$785,000,000 but less than $790,000,000	0.112%
$790,000,000 but less than $795,000,000	0.112%
$795,000,000 but less than $800,000,000	0.112%
$800,000,000 but less than $805,000,000	0.112%
$805,000,000 but less than $810,000,000	0.111%

Average Daily Net Assets	Annual Rate
$810,000,000 but less than $815,000,000	0.111%
$815,000,000 but less than $820,000,000	0.111%
$820,000,000 but less than $825,000,000	0.111%
$825,000,000 but less than $830,000,000	0.111%
$830,000,000 but less than $835,000,000	0.111%
$835,000,000 but less than $840,000,000	0.111%
$840,000,000 but less than $845,000,000	0.110%
$845,000,000 but less than $850,000,000	0.110%
$850,000,000 but less than $855,000,000	0.110%
$855,000,000 but less than $860,000,000	0.110%
$860,000,000 but less than $865,000,000	0.110%
$865,000,000 but less than $870,000,000	0.110%
$870,000,000 but less than $875,000,000	0.110%
$875,000,000 but less than $880,000,000	0.110%
$880,000,000 but less than $885,000,000	0.109%
$885,000,000 but less than $890,000,000	0.109%
$890,000,000 but less than $895,000,000	0.109%
$895,000,000 but less than $900,000,000	0.109%
$900,000,000 but less than $905,000,000	0.109%
$905,000,000 but less than $910,000,000	0.109%
$910,000,000 but less than $915,000,000	0.109%
$915,000,000 but less than $920,000,000	0.109%
$920,000,000 but less than $925,000,000	0.108%
$925,000,000 but less than $930,000,000	0.108%
$930,000,000 but less than $935,000,000	0.108%
$935,000,000 but less than $940,000,000	0.108%
$940,000,000 but less than $945,000,000	0.108%
$945,000,000 but less than $950,000,000	0.108%
$950,000,000 but less than $955,000,000	0.108%
$955,000,000 but less than $960,000,000	0.108%
$960,000,000 but less than $965,000,000	0.108%
$965,000,000 but less than $970,000,000	0.107%
$970,000,000 but less than $975,000,000	0.107%
$975,000,000 but less than $980,000,000	0.107%
$980,000,000 but less than $985,000,000	0.107%
$985,000,000 but less than $990,000,000	0.107%
$990,000,000 but less than $995,000,000	0.107%
$995,000,000 but less than $1,000,000,000	0.107%
$1,000,000,000 but less than $1,005,000,000	0.107%
$1,005,000,000 but less than $1,010,000,000	0.107%
$1,010,000,000 but less than $1,015,000,000	0.107%
$1,015,000,000 but less than $1,020,000,000	0.106%
$1,020,000,000 but less than $1,025,000,000	0.106%
$1,025,000,000 but less than $1,030,000,000	0.106%
$1,030,000,000 but less than $1,035,000,000	0.106%
$1,035,000,000 but less than $1,040,000,000	0.106%
$1,040,000,000 but less than $1,045,000,000	0.106%
$1,045,000,000 but less than $1,050,000,000	0.106%
$1,050,000,000 but less than $1,055,000,000	0.106%
$1,055,000,000 but less than $1,060,000,000	0.106%
$1,060,000,000 but less than $1,065,000,000	0.106%
$1,065,000,000 but less than $1,070,000,000	0.106%

Average Daily Net Assets	Annual Rate
$1,070,000,000 but less than $1,075,000,000	0.106%
$1,075,000,000 but less than $1,080,000,000	0.105%
$1,080,000,000 but less than $1,085,000,000	0.105%
$1,085,000,000 but less than $1,090,000,000	0.105%
$1,090,000,000 but less than $1,095,000,000	0.105%
$1,095,000,000 but less than $1,100,000,000	0.105%
$1,100,000,000 but less than $1,105,000,000	0.105%
$1,105,000,000 but less than $1,110,000,000	0.105%
$1,110,000,000 but less than $1,115,000,000	0.105%
$1,115,000,000 but less than $1,120,000,000	0.105%
$1,120,000,000 but less than $1,125,000,000	0.105%
$1,125,000,000 but less than $1,130,000,000	0.105%
$1,130,000,000 but less than $1,135,000,000	0.105%
$1,135,000,000 but less than $1,140,000,000	0.104%
$1,140,000,000 but less than $1,145,000,000	0.104%
$1,145,000,000 but less than $1,150,000,000	0.104%
$1,150,000,000 but less than $1,155,000,000	0.104%
$1,155,000,000 but less than $1,160,000,000	0.104%
$1,160,000,000 but less than $1,165,000,000	0.104%
$1,165,000,000 but less than $1,170,000,000	0.104%
$1,170,000,000 but less than $1,175,000,000	0.104%
$1,175,000,000 but less than $1,180,000,000	0.104%
$1,180,000,000 but less than $1,185,000,000	0.104%
$1,185,000,000 but less than $1,190,000,000	0.104%
$1,190,000,000 but less than $1,195,000,000	0.104%
$1,195,000,000 but less than $1,200,000,000	0.104%
$1,200,000,000 but less than $1,205,000,000	0.104%
$1,205,000,000 but less than $1,210,000,000	0.104%
$1,210,000,000 but less than $1,215,000,000	0.103%
$1,215,000,000 but less than $1,220,000,000	0.103%
$1,220,000,000 but less than $1,225,000,000	0.103%
$1,225,000,000 but less than $1,230,000,000	0.103%
$1,230,000,000 but less than $1,235,000,000	0.103%
$1,235,000,000 but less than $1,240,000,000	0.103%
$1,240,000,000 but less than $1,245,000,000	0.103%
$1,245,000,000 but less than $1,250,000,000	0.103%
$1,250,000,000 but less than $1,255,000,000	0.103%
$1,255,000,000 but less than $1,260,000,000	0.103%
$1,260,000,000 but less than $1,265,000,000	0.103%
$1,265,000,000 but less than $1,270,000,000	0.103%
$1,270,000,000 but less than $1,275,000,000	0.103%
$1,275,000,000 but less than $1,280,000,000	0.103%
$1,280,000,000 but less than $1,285,000,000	0.103%
$1,285,000,000 but less than $1,290,000,000	0.103%
$1,290,000,000 but less than $1,295,000,000	0.102%
$1,295,000,000 but less than $1,300,000,000	0.102%
$1,300,000,000 but less than $1,305,000,000	0.102%
$1,305,000,000 but less than $1,310,000,000	0.102%
$1,310,000,000 but less than $1,315,000,000	0.102%
$1,315,000,000 but less than $1,320,000,000	0.102%
$1,320,000,000 but less than $1,325,000,000	0.102%
$1,325,000,000 but less than $1,330,000,000	0.102%

Average Daily Net Assets	Annual Rate
$1,330,000,000 but less than $1,335,000,000	0.102%
$1,335,000,000 but less than $1,340,000,000	0.102%
$1,340,000,000 but less than $1,345,000,000	0.102%
$1,345,000,000 but less than $1,350,000,000	0.102%
$1,350,000,000 but less than $1,355,000,000	0.102%
$1,355,000,000 but less than $1,360,000,000	0.102%
$1,360,000,000 but less than $1,365,000,000	0.102%
$1,365,000,000 but less than $1,370,000,000	0.102%
$1,370,000,000 but less than $1,375,000,000	0.102%
$1,375,000,000 but less than $1,380,000,000	0.102%
$1,380,000,000 but less than $1,385,000,000	0.101%
$1,385,000,000 but less than $1,390,000,000	0.101%
$1,390,000,000 but less than $1,395,000,000	0.101%
$1,395,000,000 but less than $1,400,000,000	0.101%
$1,400,000,000 but less than $1,405,000,000	0.101%
$1,405,000,000 but less than $1,410,000,000	0.101%
$1,410,000,000 but less than $1,415,000,000	0.101%
$1,415,000,000 but less than $1,420,000,000	0.101%
$1,420,000,000 but less than $1,425,000,000	0.101%
$1,425,000,000 but less than $1,430,000,000	0.101%
$1,430,000,000 but less than $1,435,000,000	0.101%
$1,435,000,000 but less than $1,440,000,000	0.101%
$1,440,000,000 but less than $1,445,000,000	0.101%
$1,445,000,000 but less than $1,450,000,000	0.101%
$1,450,000,000 but less than $1,455,000,000	0.101%
$1,455,000,000 but less than $1,460,000,000	0.101%
$1,460,000,000 but less than $1,465,000,000	0.101%
$1,465,000,000 but less than $1,470,000,000	0.101%
$1,470,000,000 but less than $1,475,000,000	0.101%
$1,475,000,000 but less than $1,480,000,000	0.101%
$1,480,000,000 but less than $1,485,000,000	0.101%
$1,485,000,000 but less than $1,490,000,000	0.100%
$1,490,000,000 but less than $1,495,000,000	0.100%
$1,495,000,000 but less than $1,500,000,000	0.100%
$1,500,000,000 but less than $1,505,000,000	0.100%
$1,505,000,000 but less than $1,510,000,000	0.100%
$1,510,000,000 but less than $1,515,000,000	0.100%
$1,515,000,000 but less than $1,520,000,000	0.100%
$1,520,000,000 but less than $1,525,000,000	0.100%
$1,525,000,000 but less than $1,530,000,000	0.100%
$1,530,000,000 but less than $1,535,000,000	0.100%
$1,535,000,000 but less than $1,540,000,000	0.100%
$1,540,000,000 but less than $1,545,000,000	0.100%
$1,545,000,000 but less than $1,550,000,000	0.100%
$1,550,000,000 but less than $1,555,000,000	0.100%
$1,555,000,000 but less than $1,560,000,000	0.100%
$1,560,000,000 but less than $1,565,000,000	0.100%
$1,565,000,000 but less than $1,570,000,000	0.100%
$1,570,000,000 but less than $1,575,000,000	0.100%
$1,575,000,000 but less than $1,580,000,000	0.100%
$1,580,000,000 but less than $1,585,000,000	0.100%
$1,585,000,000 but less than $1,590,000,000	0.100%

Average Daily Net Assets	Annual Rate
$1,590,000,000 but less than $1,595,000,000	0.100%
$1,595,000,000 but less than $1,600,000,000	0.100%
$1,600,000,000 but less than $1,605,000,000	0.100%
$1,605,000,000 but less than $1,610,000,000	0.100%
$1,610,000,000 but less than $1,615,000,000	0.099%
$1,615,000,000 but less than $1,620,000,000	0.099%
$1,620,000,000 but less than $1,625,000,000	0.099%
$1,625,000,000 but less than $1,630,000,000	0.099%
$1,630,000,000 but less than $1,635,000,000	0.099%
$1,635,000,000 but less than $1,640,000,000	0.099%
$1,640,000,000 but less than $1,645,000,000	0.099%
$1,645,000,000 but less than $1,650,000,000	0.099%
$1,650,000,000 but less than $1,655,000,000	0.099%
$1,655,000,000 but less than $1,660,000,000	0.099%
$1,660,000,000 but less than $1,665,000,000	0.099%
$1,665,000,000 but less than $1,670,000,000	0.099%
$1,670,000,000 but less than $1,675,000,000	0.099%
$1,675,000,000 but less than $1,680,000,000	0.099%
$1,680,000,000 but less than $1,685,000,000	0.099%
$1,685,000,000 but less than $1,690,000,000	0.099%
$1,690,000,000 but less than $1,695,000,000	0.099%
$1,695,000,000 but less than $1,700,000,000	0.099%
$1,700,000,000 but less than $1,705,000,000	0.099%
$1,705,000,000 but less than $1,710,000,000	0.099%
$1,710,000,000 but less than $1,715,000,000	0.099%
$1,715,000,000 but less than $1,720,000,000	0.099%
$1,720,000,000 but less than $1,725,000,000	0.099%
$1,725,000,000 but less than $1,730,000,000	0.099%
$1,730,000,000 but less than $1,735,000,000	0.099%
$1,735,000,000 but less than $1,740,000,000	0.099%
$1,740,000,000 but less than $1,745,000,000	0.099%
$1,745,000,000 but less than $1,750,000,000	0.099%
$1,750,000,000 but less than $1,755,000,000	0.099%
$1,755,000,000 but less than $1,760,000,000	0.099%
$1,760,000,000 but less than $1,765,000,000	0.098%
$1,765,000,000 but less than $1,770,000,000	0.098%
$1,770,000,000 but less than $1,775,000,000	0.098%
$1,775,000,000 but less than $1,780,000,000	0.098%
$1,780,000,000 but less than $1,785,000,000	0.098%
$1,785,000,000 but less than $1,790,000,000	0.098%
$1,790,000,000 but less than $1,795,000,000	0.098%
$1,795,000,000 but less than $1,800,000,000	0.098%
$1,800,000,000 but less than $1,805,000,000	0.098%
$1,805,000,000 but less than $1,810,000,000	0.098%
$1,810,000,000 but less than $1,815,000,000	0.098%
$1,815,000,000 but less than $1,820,000,000	0.098%
$1,820,000,000 but less than $1,825,000,000	0.098%
$1,825,000,000 but less than $1,830,000,000	0.098%
$1,830,000,000 but less than $1,835,000,000	0.098%
$1,835,000,000 but less than $1,840,000,000	0.098%
$1,840,000,000 but less than $1,845,000,000	0.098%
$1,845,000,000 but less than $1,850,000,000	0.098%

Average Daily Net Assets	Annual Rate
$1,850,000,000 but less than $1,855,000,000	0.098%
$1,855,000,000 but less than $1,860,000,000	0.098%
$1,860,000,000 but less than $1,865,000,000	0.098%
$1,865,000,000 but less than $1,870,000,000	0.098%
$1,870,000,000 but less than $1,875,000,000	0.098%
$1,875,000,000 but less than $1,880,000,000	0.098%
$1,880,000,000 but less than $1,885,000,000	0.098%
$1,885,000,000 but less than $1,890,000,000	0.098%
$1,890,000,000 but less than $1,895,000,000	0.098%
$1,895,000,000 but less than $1,900,000,000	0.098%
$1,900,000,000 but less than $1,905,000,000	0.098%
$1,905,000,000 but less than $1,910,000,000	0.098%
$1,910,000,000 but less than $1,915,000,000	0.098%
$1,910,000,000 but less than $1,915,000,000	0.098%
$1,915,000,000 but less than $1,920,000,000	0.098%
$1,920,000,000 but less than $1,925,000,000	0.098%
$1,925,000,000 but less than $1,930,000,000	0.098%
$1,930,000,000 but less than $1,935,000,000	0.098%
$1,935,000,000 but less than $1,940,000,000	0.097%
$1,940,000,000 but less than $1,945,000,000	0.097%
$1,945,000,000 but less than $1,950,000,000	0.097%
$1,950,000,000 but less than $1,955,000,000	0.097%
$1,955,000,000 but less than $1,960,000,000	0.097%
$1,960,000,000 but less than $1,965,000,000	0.097%
$1,965,000,000 but less than $1,970,000,000	0.097%
$1,970,000,000 but less than $1,975,000,000	0.097%
$1,975,000,000 but less than $1,980,000,000	0.097%
$1,980,000,000 but less than $1,985,000,000	0.097%
$1,985,000,000 but less than $1,990,000,000	0.097%
$1,990,000,000 but less than $1,995,000,000	0.097%
$1,995,000,000 but less than $2,000,000,000	0.097%
$2,000,000,000 or more	0.097%

The average value of the daily net assets of each Fund shall be determined pursuant to the applicable provisions of the Trust’s Declaration of Trust or a resolution of the Board, if required.  If, pursuant to such provisions, the determination of net asset value of a Fund is suspended for any particular business day, then for the purposes of this paragraph, the value of the net assets of a Fund as last determined shall be deemed to be the value of the net assets as of the close of the business day, or as of such other time as the value of a Fund’s net assets may lawfully be determined, on that day.  If the determination of the net asset value of a Fund has been suspended for a period including such month, Administrator’s compensation payable at the end of such month shall be computed on the basis of the value of the net assets of that Fund as last determined (whether during or prior to such month).

If this Agreement becomes effective subsequent to the first day of the month or terminates before the last day of the month, Administrator’s compensation for that part of the month in which this Agreement is in effect will be prorated in a manner consistent with the calculation of the fees as set forth above.

In accordance with Section 13 of this Agreement, Administrator shall be entitled to be paid a fee upon termination of this Agreement with respect to any Fund.  The termination fee shall be equal to $26,167.  As stated in Section 13 of this Agreement, Administrator shall not be entitled to the termination fee if Administrator elects to terminate this Agreement or Administrator is terminated due to its willful misconduct, gross negligence, or breach of this Agreement.